EXPLOSION PROMOTIONS, INC.
                              Promotional Agreement

         THIS PROMOTIONAL AGREEMENT (the "Agreement") is made and entered into as of July 26, 1999 by and between EXPLOSION PROMOTIONS, INC. (the "Promoter"), ERIC HARDING, residing at 95 Nutmeg Lane, Apt. 116, East Hartford, CT 06118 (the "Fighter") and LORENZO DE CLEMENTE ("De Clemente").

         WHEREAS, the Promoter is in the business of, among other things, promoting first class boxing matches and desires to enter into an agreement with the Fighter to be his exclusive promoter for his future bouts; and

         WHEREAS, the Fighter is a professional boxer and desires to enter into an agreement with the Promoter for it to be his exclusive promoter for his future bouts.

         NOW THEREFORE, in consideration of the mutual premises and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1.       Exclusive Promotion.

         (a) The Fighter hereby grants to the Promoter the sole and exclusive right to secure and arrange all professional boxing bouts ("Bouts") requiring the Fighter's services as a professional boxer and to secure, arrange and promote all such Bouts, all upon and subject to the terms and conditions hereinafter set forth. Such exclusive promotion rights shall include, without limitation of the foregoing grant, all rights required to stage and sell tickets of admission to all Bouts, as well as the ancillary rights thereto, including without limitation all exclusive worldwide rights to broadcast, telecast and film such Bouts for exhibition in all media in perpetuity and all merchandising rights related to the fighters and to the Fight.

         (b) In consideration of the obligations of the Promoter to secure, arrange, establish and promote Bouts requiring the Fighter's services, and to pay the Fighter's purses, as provided herein, the Fighter agrees that during the term hereof, the Fighter shall not participate in any Bouts other than Bouts promoted or co-promoted by the Promoter and shall not render his services as a professional fighter to any firm or entity other than the Promoter, except as specifically set forth herein.

         2. Term. This Agreement shall be for a term of THIRTY-SIX (36) MONTHS, from the date hereof. [I ]n the event the Fighter is recognized as world champion by the WBC, WBA, the WBO, the WBU, the IBC or the IBF at any time during the term hereof, this Agreement shall be automatically extended to cover the entire period the Fighter is world champion and a period of TWENTY-FOUR (24) MONTHS following the date on which the Fighter thereafter ceases for any reason, to be so recognized as world champion.

         3. Signing Bonus. Upon signing this Agreement, the Fighter shall receive a signing bonus of TEN THOUSAND ($10,000) DOLLARS, payable by De Clemente's check. Not later than completion of Fighter's third Bout, Promoter shall reimburse De Clemente the full amount of this signing bonus, provided this contract is still in full force and effect.
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         4.       Promotional Items. Promoter agrees to pay training camp
expenses.

         (a) No advertising or informational materials shall appear on any item of clothing worn by Fighter or his trainers, seconds or assistants, without the prior written consent of Promoter, which consent shall not be unreasonably withheld.

         (b) Promotional fees paid for wearing such items shall be divided equally between Fighter and Promoter.

         5. Bouts. The Promoter shall promote not more than SIX (6) Bouts requiring the Fighter's services during each TWELVE (12) MONTHS of the term hereof. Such Bouts shall be on dates and at sites to be designated by Promoter and against opponents designated by the Promoter. For purposes of this Agreement, and in satisfaction of its obligation under this paragraph, the Promoter shall be deemed to have complied with its obligations with respect to any Bout if it shall have made a bona fide offer to the Fighter to promote a Bout in accordance with the provisions hereof irrespective of whether such Bout actually takes place for any reason other than the Promoter's nonperformance. If such Bout is on the undercard to a main event, and that main event is canceled or postponed for any reason whatsoever, the failure of such Bout to take place shall not be deemed nonperformance by the Promoter.

         6. Purses. The Fighter shall receive from the Promoter the sum of FIVE THOUSAND ($5,000) DOLLARS for each Bout, regardless of whether the Fighter wins, loses or draws, and regardless of whether the Fighter knocks out his opponent or is knocked out by his opponent. If any such Bout is televised, the purse shall be FIFTEEN THOUSAND ($15,000) DOLLARS.

         7. Expenses. If a Bout is scheduled to be held more than ONE HUNDRED (100) miles from Fighter's home location, the Promoter will provide FOUR
(4) round-trip coach-class airline tickets to the Fighter for use of himself and his trainer, corner man, second or other person with similar duties.

         8. Power of Attorney. The Fighter hereby designates and appoints the Manager whose name appears on the signature page of this Agreement as his attorney-in-fact with respect to all approvals, notices, consents and decisions which the Fighter is to make pursuant to this Agreement. Such appointment shall be irrevocable during the term of this Agreement and any extension thereof: The Promoter shall be entitled to rely upon, and the Fighter shall be bound by all approvals, consents, acceptances and agreements made by the Manager pursuant to this Agreement.

         9. Purse Offer. If (a), a purse offer is held for the carrying out of a mandatory bout involving the Fighter, pursuant to the Rules and Regulations of the WBC, WBA, WBU, IBF, IBC or WBO, and if (b) the Promoter is not selected as the promoter of the purse offer mandatory bout, then the Fighter shall be permitted to engage in the mandatory purse offer bout, but shall be obligated to pay the Promoter THIRTY (30%) PERCENT of all compensation the Fighter receives for such bout, and this Agreement shall continue in full force and effect.

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         10.      Equitable Remedies. The Fighter acknowledges that his services as a professional boxer are special, unique, extraordinary, irreplaceable and of peculiar value, and that in the event of the Fighter's breach or threatened breach of this Agreement, the Promoter would suffer irreparable damage that could not be reasonably or adequately compensated by any action a law. Accordingly, the Fighter expressly agrees that in the event of such breach or threatened breach, the Promoter shall be entitled, in addition to all other rights and remedies available to it, to obtain equitable relief, including but not limited to a temporary restraining order, a preliminary injunction and a permanent injunction against such breach in any court of competent jurisdiction, and that the Fighter will not assert as a defense in any such action that the Promoter has an adequate remedy at law.

         11.      Representations, Warranties and Covenants.

         (a) The Fighter represents, warrants and covenants to the Promoter that the Fighter is free to enter into this Agreement and has not heretofore and will not hereafter enter into any contract, agreement or understanding, whether oral or written, that conflicts in any material respect with the provisions of this Agreement or grants or purports to grant similar or conflicting rights to any person, firm or entity other than the Promoter, or which would or might interfere with the. Fighter's full and complete performance hereunder or the free and unimpaired exercise by the Promoter of any of the rights granted to the Promoter under this Agreement. The Fighter further represents and warrants to the Promoter that there are no claims pending or threatened or any litigations affecting the Fighter that would or might interfere with the full force and complete exercise or enjoyment by the Promoter of any rights granted hereunder. The Fighter further agrees to reasonably cooperate with the Promoter in the promotion and production of the Bouts as requested by the Promoter and to participate in reasonable media and promotional events for Bouts, taking into consideration and so as not to unreasonably interfere with the Fighter's training requirements.

         (b) The Fighter further acknowledges that the Promoter is entering into this Agreement in reliance upon the foregoing warranties, representations and covenants, and the Fighter agrees to indemnify and hold the Promoter harmless from and against any and all liability, cost expense, including reasonable attorneys; fees, the Promoter may sustain or incur as a result of a breach or inaccuracy of any of said warranties, representations and covenants.

         12. Injury/Retirement. If the Fighter becomes permanently or temporarily disabled during the term of this Agreement or any extension thereof, the Promoter shall have the right either to extend the term hereof or to terminate this Agreement without any liability or obligation to the Fighter. At the Promoter's sole election, this Agreement may be suspended during the period of the Fighter's temporary retirement, if any, but shall become fully operative if and when the Fighter resumes his professional provision shall also be applicable if the Fighter shall retire voluntarily during the term of this Agreement and shall thereafter resume his professional boxing career.

         13. Postponement. If any Bout is postponed for any reason, the Standard Boxing Agreement applicable to such bouts shall determine the rights of the parties, and, in addition thereto, the term of this Agreement shall be extended by the period of the postponement.

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

         14. Dangerous Activity. The Fighter understands and acknowledges that professional boxing is a dangerous activity that can result in severe and permanent physical injury and disability, including neurological injury and disability. The Fighter represents that he is a seasoned professional boxer, capable of understanding and evaluating the risk of engaging in any Bout and in the profession of boxing in general, including the risk of cumulative injury. The Fighter will consider and accept the risk of each Bout and consents to and assumes the risk of each Bout, as well as the cumulative risk of performance under this Agreement. The Fighter further recognizes that a Bout may be a mismatch and that he may suffer injuries and disability therefrom. The Promoter shall be liable only for gross negligence or intentional misconduct in arranging any Bout, even if it results in a mismatch.

         15.      Obligations of the Fighter.

         (a) The Fighter shall keep himself in peak physical and mental condition at all times, so as to be capable of meeting a highly ranked opponent on short notice. Failure to do so, including failure to make weight, shall be grounds for immediate termination of this Agreement by the Promoter.

         (b) The Fighter shall keep the Promoter informed at all times of the Fighter's location and telephone number. Failure to do so, if it results in the inability of the Promoter to contact the Fighter regarding a Bout, shall be grounds for immediate termination of this Agreement by the Promoter.

         16. Termination. In addition to rights of termination set forth elsewhere in this Agreement, the Promoter shall have the right to terminate this Agreement without further liability or obligation to the Fighter or De Clemente in case of any of the following:

         (a) The Fighter shall fail to keep any obligation under this Agreement.

         (b)      The Fighter gives less than his best effort during any Bout.

         (c) The Fighter loses a Bout and, based on such loss, the Promoter in its sole discretion determines that the Fighter cannot compete at a professional level. The occurrence of a loss shall in and of itself be sufficient basis for such a determination.

         (d) The Fighter is or becomes unable to compete at a professional level, by reason of age, single injury, cumulative injury, knock-out, lack of ability, lack of development or inability to protect himself from injury at the level of competition of the Bouts arranged by the Promoter.

         (e) The Fighter fails any physical examination or test required for eligibility to participate in a Bout.

         (f) The Fighter engages in any activity that brings him or the Promoter into disrepute, contempt, scandal or ridicule, either among the public or within the boxing community, or which insults or offends the community or any organized group thereof, or which injures the success of the Promoter's

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

                  activities, whether on behalf of the Fighter or otherwise or diminishes or interferes with the Promoter's ability to fulfill his duties [hereunder].

         (g) The Fighter places any bets or is directly or indirectly involved with any gambling activity in respect of any Bout or any other boxing bout promoted by the Promoter, or is associated with any illegal gambling activity, whether or not related to boxing.

         (h)      The Fighter is associated with any criminal activity.

         17. Independent Contractor. Nothing herein contained shall be construed to constitute the Fighter as a employee of the Promoter, and the Promoter shall have no financial interest in any compensation payable to the Fighter for engaging in any Bout hereunder. The Fighter shall remain an independent contractor, responsible for the Fighter's own actions and expenses.

         18. Other Activities of the Promoter. Nothing herein shall prevent the Promoter from engaging in promotion activities for any other professional boxer, including others in the same weight class as the Fighter, or any other activities.

         19. Assignment. Neither the Fighter nor the Promoter may assign this Agreement or any rights or obligations hereunder without the other's written consent.

         20. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall in all respects remain in force, unless such invalidity, illegality or unenforceability shall cause this Agreement to fail of its essential purpose.

         21. Applicable Law. This Agreement shall be construed under the laws of the State of New York, without the application of any rules regarding choice of law.

         22. Forum Selection. Fighter irrevocably submits to the jurisdiction of any New York State or United States Federal Court sitting in New York County over any action or proceeding arising out of or relating to this Agreement, and the fighter irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal Court. As an alternative method of personal service, the Fighter irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies to the Fighter at the address specified for the mailing of notices in the following section of this Agreement. The Fighter agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Fighter waives any objection to venue in such State and any objection to any action or proceeding in such State on the basis that such State is an inconvenient forum. The Fighter further agrees that any action or proceeding by the Fighter against the Promoter shall be brought only in a New York State or Federal Court sitting in New York County. Nothing in this section shall affect the right of the Promoter to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Fighter in the courts of another jurisdiction.

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

         23.      Notice.

         (a) All notices under this Agreement shall be in writing and sent via personal delivery, Certified or Registered Mail, a national courier service or via confirmed facsimile. Notices shall be sent as follows:

                  If to Promoter:   Explosion Promotions, Inc.
                                    30 Broad Street
                                    New York, NY 10003
                                    (212) 269-4949 (phone)
                                    (212) 292-6808 (fax)

                  If to Fighter:    Lorenzo DeClemente
                                    361-363 Park Road
                                    West Hartford, CT 06119
                                    (860) 233-4995 (phone)
                                    (860) 233-4995 (fax)

         (b) Notices shall be deemed received on the date delivered if sent by personal delivery or facsimile and the date sent if by any other method.

         (c) Either party may change his or its above information for receipt of notice by notifying the other party in writing. Notwithstanding any other provision of this section, such notice may be sent via First Class Mail and shall be effective when received.

         24. Waiver. No waiver by any party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default. All waivers must be in writing, specify the breach or default concerned and be signed by both parties. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the permitted assigns, successors and affiliated entities of the parties hereto. The Fighter shall execute any and all additional documents or instruments necessary or desirable to effectuate the provisions of this Agreement, including but not limited to a Standard Boxing Contract in such form as may be required by the local governmental authority having jurisdiction over the Bout and/or the world organization(s) sanctioning the Bout, if applicable. The Fighter agrees that no advertising or promotional material shall appear on any item of clothing worn or carried by him, his trainers, seconds or assistants during and/or at any Bout or any public area in or around the location of the Bout, without the consent of the Promoter.

         25. Confidentiality. The Fighter shall not, without the express permission of the Promoter, disclose to any third party (other than his respective employees and agents, in their capacity as such, on a need-to-know basis) any information with respect to the terms and provisions of this Agreement, except:

         (a) To the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event(s) the Fighter shall so notify the Promoter as promptly as

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

                  practicable (if possible prior to making such disclosure) and shall seek confidential treatment of such information;

         (b) As part of normal reporting or review procedure to his banks, auditors, attorneys and similar professionals, provided such persons agree to be bound by the provisions of this section; or

         (c)      In order to enforce his rights pursuant to this Agreement.

         (d) The Promoter and the Fighter shall also mutually agree on the timing and content of any press announcements or other public statements regarding this Agreement, and without such mutual agreement, no such announcements or statements shall be made. The parties hereto agree that mutually approved press announcements or other public statements shall be the only press announcements or public statements regarding this Agreement.

         (e) The Fighter shall not answer any questions from third parties concerning negotiations pursuant to this Agreement, any possible Bout or the scheduling or terms thereof, or give interviews to third parties, but shall immediately refer all inquiries to the Promoter.

         26. Benefit. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement (whether or not such third party is referred to herein).

         27. Entire Agreement. This Agreement sets forth and integrates the entire understanding between the Fighter and the Promoter. The Promoter has made no representations to the Fighter concerning the subject matter of this Agreement, except as specifically set forth herein. The Fighter expressly acknowledges that no such representations have been made, including but not limited to representations concerning possible Bouts, possible opponents or the Fighter's future prospects or earnings. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Agreement, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, prior or contemporaneous, written or oral, not embodied in this Agreement, a de by the other.

         28. Modification, Amendment or Alteration. No modification, amendment or alteration of this Agreement shall be effective unless it is in writing and signed by both the Fighter and the Promoter.

         29. Headings Not Part of Agreement. The headings of the various sections are not part of this Agreement, but are inserted solely for the convenience of the reader. They shall not be considered in construing this Agreement and shall not be found to expand, limit, or cast light on any part of this Agreement.

         30. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all shall together constitute one and the same instrument.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       EXPLOSION PROMOTIONS, INC.



                                       By: /s/ SALVATORE MUSUMECI
                                           -------------------------------------
                                           Salvatore Musumeci
                                           President



                                       FIGHTER



                                       /s/ ERIC HARDING
                                       -----------------------------------------
                                       Eric Harding



                                       /s/ LORENZO DE CLEMENTE
                                       -----------------------------------------
                                       Lorenzo De Clemente



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